Exhibit 10.57

SPEEDY GROUP HOLDINGS CORP.

NONQUALIFIED DEFERRED COMPENSATION PLAN

PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT dated as of [DATE] (this “Agreement”) is between SPEEDY GROUP HOLDINGS CORP., a Delaware corporation (the “Employer”), and [PARTICIPANT] (“Participant”).

WHEREAS, the Employer sponsors the Speedy Group Holdings Corp., Nonqualified Deferred Compensation Plan, as amended (the “Plan”), attached hereto as Exhibit A; and

WHEREAS , the Employer has designated the Participant as an Eligible Employee under the Plan and decided to make a LTIP Contribution for the 2016 Plan Year (as each term is defined in the Plan) pursuant to the terms of the Plan upon certain terms and conditions.

NOW , THEREFORE, the Participant and the Employer agree as follows:

1. LTIP Contribution. An LTIP Contribution of $[            ] (the “LTIP Contribution”) shall be credited to the Participant’s LTIP Contribution Account on [DATE], provided that the Participant is still in the employ of the Employer at such time.

2. Vesting. The Participant’s LTlP Contribution (including Deemed Investment gains and losses attributable thereto) shall become vested in accordance with Section 6.3 and 6.4 of the Plan. In addition, notwithstanding the vesting schedule in Section 6.3 of the Plan, the Participant’s LTIP Contribution Account shall fully vest upon the occurrence of a Disposition Event, so long as the Participant has not incurred a Separation from Service prior to the occurrence of such Disposition Event.

3. Definitions. As used herein, the following terms have the meanings set forth below:

“Disposition Event” shall mean (a) (i) the sale of all or substantially all of the assets of the Employer and its subsidiaries in a single transaction or series of related transactions whether by liquidation, dissolution, merger, consolidation or sale or (ii) the sale or other transfer of at least a majority of the outstanding shares of Common Stock in a single transaction or a series of related transactions, in either case to any Person who is not an Affiliate of the Employer, or of a stockholder thereof, immediately prior to such transaction or transactions, or (b) the effective time of any merger, share exchange, consolidation, or other business combination of the Employer if immediately after such transaction Persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not Persons who, immediately prior to such transaction, held the securities of the Employer entitled to vote generally in the election of directors; provided, however, that such sale, transfer or other event described in (a) and (b) herein results in a change in the ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Employer within the meaning of Section 409A of the Code.

“Common Stock” shall mean Class A Voting Common Stock and Class B Non-Voting Common Stock of the Employer, and any capital stock of the Employer which is (a) not preferred as to dividends or assets over any class of stock of the Employer, (b) not subject to redemption, and (c) issued to the holders of Common Stock upon any reclassification thereof.

“Person” shall means an individual , partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

4. Incorporation of Plan Terms. This Agreement is made in accordance with, and subject to all of the applicable terms and provisions of, the Plan. All of the applicable terms and provisions of the Plan are deemed incorporated herein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Plan.

5. Governing Law. This Agreement shall be administered , construed and governed in all respects under and by the laws of the State of Delaware, without reference to the principles of conflicts of law (except and to the extent preempted by applicable federal law).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPEEDY GROUP HOLDINGS CORP.

By:
Name:
Title:

PARTICIPANT

Signature